Exhibit 10.1
FIRST AMENDMENT TO LEASE AGREEMENT
THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of the 22 day of August, 2022, by and between JA-COLE, L.P., a Texas limited partnership (“Landlord”), and AXOGEN CORPORATION, a Delaware corporation (“Tenant”).
RECITALS:
          A.          Landlord and Tenant are parties to that certain Commercial Lease dated October 1, 2020 (hereinafter, the “Lease”) with respect to certain space described therein containing approximately 2,500 rentable square feet and known as Unit A-11 in the project known as Boone Business Park having an address of 300 Boone Rd A-11, Burleson, Texas, which Lease is presently scheduled to expire by its terms on October 31, 2022.
          B.          Landlord and Tenant have agreed to increase the area of the leased premises to include Unit A-12, to extend the term of the Lease to September 30, 2027, and to further modify and amend the Lease, all in the manner hereinafter set forth.
          NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.          Defined Terms; Recitals.  Except as otherwise set forth herein, all terms contained in this Amendment shall have the same meaning ascribed to them in the Lease.  The Recitals set forth above are true and correct.
2.          Leased Premises.  Effective as of October 1, 2022 (the “Effective Date”), Paragraph 2A(1) of the Lease is hereby deleted in its entirety and replaced with the following:  “Multiple-Tenant Property: Suite or Unit Number A-11and A-12 containing approximately 5,000 square feet of rentable area in Boone Business Park at 300 Boone Rd., Units 11 and 12 in Burleson, Johnson County, Texas, which is legally described as Lot 3, Block 1, Boone Business Park, Burleson, Johnson County, Texas.”  Tenant shall accept possession of Unit  A-12 on the Effective Date in  “AS-IS” condition.
3.          Term.  Effective as of the Effective Date, Paragraph 3A of the Lease is hereby deleted in its entirety and replaced with the following:  “Term; The term of this lease is 84 months and 0 days, commencing on October 1, 2020 (Commencement Date) and ending on September 30, 2027 (Expiration Date).”
4.          Base Rent.  Effective as of the Effective Date, the amount of monthly Base Rent payable by Tenant to Landlord shall be as follows:

Lease Months	Annual Basic Rent	Monthly Basic Rent
10/1/2022 thru 9/30/2023	$11.00 / rsf / year	$4,583.33
10/1/2023 thru 9/30/2024	$12.00 / rsf / year	$5,000.00
10/1/2024 thru 9/30/2025	$12.36 / rsf / year	$5,150.00
10/1/2025 thru 9/30/2026	$12.73 / rsf / year	$5,304.17
10/1/2026 thru 9/30/2027	$13.11 / rsf / year	$5,463.64

5.          Security Deposit.  On or before the Effective Date, Tenant shall pay to Landlord $2,000.00 to be added to the security deposit held by Landlord under the Lease, so that the total amount of the security deposit under the Lease shall be $4,000.00.
6.          Additional Rent.  Effective as of the Effective Date, Paragraph 4B(1) is checked and the Commercial Lease Addendum for Expense Reimbursement that is attached to this Amendment shall become part of the Lease.
7.          Authority of Landlord and Tenant.  Landlord hereby represents and warrants to Tenant that the person signing this Amendment on behalf of Landlord is duly authorized to execute and deliver this Amendment, and that the execution and delivery of this Amendment and the performance of the terms hereof have been duly authorized by all necessary corporate action on the part of Landlord.  Tenant hereby represents and warrants to Landlord that the person signing this Amendment on behalf of Tenant is duly authorized to execute and deliver this Amendment, and that the execution and delivery of this Amendment and the performance of the terms hereof have been duly authorized by all necessary corporate action on the part of Tenant.
8.          Effect of Amendment.   Except as otherwise expressly provided in this Amendment, the Lease is hereby ratified and shall remain in full force and effect. In the event of any conflict or inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall control.
9.          Headings.  The paragraph headings of this Amendment are for convenience only and are not intended, and shall not be construed to alter, limit, or enlarge in any way the scope or meaning of the language contained in this Amendment.
10.       Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be original, but all of which shall constitute one instrument.  Execution and delivery of this Lease by exchange of email (.pdf) copies bearing the signature of a party hereto shall constitute a valid and binding execution and delivery of this Lease by such party.  Such copies shall constitute enforceable original documents.
11.        Binding Effect. This Amendment shall extend to, be binding upon and inure to the benefit of Landlord, its successors, and assigns.  This Amendment shall extend to and be binding upon Tenant, its successors, and assigns, and shall only inure to the benefit of Tenant and such of its successors and assigns as are permitted pursuant to the Lease.
12.        Applicable Law.  This Amendment and any disputes arising hereunder shall be governed by and shall in all respects be construed under the laws of the State of Texas.

(signatures follow)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.
LANDLORD:

JA-COLE, L.P.,
a Texas limited partnership

By:	/s/ Robert Orr
Name: Rob Orr
Title: President

TENANT:

AXOGEN CORPORATION,
a Delaware corporation

By:	/s/ Peter J. Mariani
Name: Peter J. Mariani
Title: EVP & CFO

COMMERCIAL LEASE ADDENDUM FOR EXPENSE REIMBURSEMENT

USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS®, INC. IS NOT AUTHORIZED.
©Texas Association of REALTORS®, Inc. 2010

ADDENDUM TO THE COMMERCIAL LEASE BETWEEN THE UNDERSIGNED PARTIES CONCERNING THE LEASED PREMISES AT 300 Boone Rd units 11,12, Burleson, TX 76028-2919

In addition to rent stated in the lease, Tenant will pay Landlord the additional rent described in this addendum. Tenant will pay the additional rent each month at the time the base-monthly rent in the lease is due.

A. Definitions:

(1) *"Tenant's pro rata share"* is 16.667 %.

(2) *"CAM"* means all of Landlord's expenses reasonably incurred to maintain, repair, operate, manage, and secure the Property (for example, security, lighting, painting, cleaning, decorations, utilities, trash removal, pest control, promotional expenses, and other expenses reasonably related the Property's operations); CAM does not include capital expenditures, interest, depreciation, tenant improvements, insurance, taxes, or brokers' leasing fees Notwithstanding the foregoing, CAM does include the amortized costs incurred by Landlord in making capital improvements or other modifications to the Property to the extent such improvements or modifications reduce CAM overall. These costs will be amortized over the useful life of the improvement or modification on a straight-line basis; however, in no event will the charge for such amortization included in CAM exceed the actual reduction in CAM achieved by the improvements and modifications.

(3) *"Insurance"* means Landlord's costs to insure the leased premises and the Property including but not limited to insurance for casualty loss, general liability, and reasonable rent loss.

(4) *"Taxes"* means the real property ad valorem taxes assessed against the leased premises and Property inclusive of all general and special assessments and surcharges.

(5) *"Structural"* means all of Landlord's expenses reasonably incurred to maintain, repair, and replace the roof, foundation, exterior walls, load bearing walls and other structural components of the Property.

B. Method: The additional rent will be calculated under the following method:
Note: "CAM" does not include taxes and insurance costs.

[X] (1) Base-year expenses: Each month Tenant will pay Tenant's pro rata share of the projected monthly expenses for the Property that exceed the amount of the monthly base-year expenses for the calendar year 2022 for: [X] taxes; [X] insurance; [ ] CAM; [ ] structural; and [ ] ______________________.

[ ] (2) Expense-stop: Each month Tenant will pay Tenant's pro rata share of the projected monthly expenses for the Property that exceed $ ____________ per square foot per year for: [ ] taxes; [ ] insurance; [ ] CAM; [ ] structural; and [ ] ______________________.

[ ] (3) Net: Each month Tenant will pay Tenant's pro rata share of the projected monthly expenses for the Property for: [ ] taxes; [ ] insurance; [ ] CAM; [ ] structural; and [ ] ______________________.

C. Projected Monthly Expenses: On or about December 31 of each calendar year, Landlord will project the applicable monthly expenses (those that Tenant is to pay under this addendum) for the following calendar year and will notify Tenant of the projected expenses. The projected expenses are based on Landlord's estimates of such expenses. The actual expenses may vary.

Landlord:	Ja-Cole LP	Tenant:	Axogen Corporation

By:			By:
	By (signature):	/s/ Robert Orr		By (signature):	/s/ Peter J. Mariani
	Printed Name:	Rob Orr		Printed Name:	Peter J. Mariani
Title:	President	Title:	EVP & CFO

By:		By:
	By (signature):		By (signature):	/s/ Mike Donovan
	Printed Name:		Printed Name:	Mike Donovan
Title:	Title:	V.P. Operations